SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: January 30, 1998


                         KALEIDOSCOPE MEDIA GROUP, INC.
             (Exact name of Registrant as specified in its charter)


       Delaware                    0-17591               93-0957030
    (State or Other           (Commission File No.)     (IRS Employer
    jurisdiction of                                     Identification Number)
     incorporation)






                 345 Park Avenue South, New York, New York 10010
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code:             (212) 779-6600






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Item 9.           Sales of Equity Securities Pursuant to Regulation S

         On January 30, 1998, Kaleidoscope Media Group, Inc. (the "Company") issued 500,000 shares of its Common Stock (the "Shares") for an aggregate purchase price of $125,000 to a non-affiliated person. Exemption from registration under the Securities Act of 1933 (the "Securities Act") is claimed for the sale of the Shares upon the exemption afforded by Regulation S promulgated under the Securities Act for transactions made outside the United States. An underwriter did not participate in the sale of the Shares.

         Pursuant to Regulation S, the Shares were sold in an offshore transaction to a non-U.S. person. The purchaser of the Shares agreed (i) not to offer or sell the Shares for a period of 40 days after the date of purchase (the "Restricted Period") and (ii) thereafter for a period of six months after the Restricted Period, that any sale of the Shares will only be through the Berlin Stock Exchange or the Frankfurt Stock Exchange.




                                                    SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 13, 1998                      KALEIDOSCOPE MEDIA GROUP, INC.
                                                     (registrant)


                                             By:  /s/  Henry Siegel
                                                  __________________________
                                                  Henry Siegel
                                                  Chief Executive Officer



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